UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011 (May 26, 2011)

NEOGENIX ONCOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Northern Boulevard, Suite 24
Great Neck, NY		11021
(Address of Principal Executive Offices)		(Zip Code)

(516) 482-1200
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2011, Neogenix Oncology, Inc. (the “Corporation”) and Peter Gordon entered into a Separation Agreement (the “Separation Agreement”) in connection with the termination of the employment of Mr. Gordon, who had served as Chief Financial Officer of the Corporation. Pursuant to the Separation Agreement, effective on June 1, 2011 (the “Termination Date”). Mr. Gordon resigned as a director of the Corporation, as well as from all other director and officer positions he held with the Corporation.

Pursuant to the Separation Agreement and in lieu of the Corporation’s obligations under the Executive Employment Agreement between the Corporation and Mr. Gordon dated May 5, 2009, as amended on February 19, 2010, subject to the execution of a general release of claims for the benefit of the Corporation and their affiliates (the “Release”), the Corporation will, on the 8th day after Mr. Gordon signs the Release Agreement, pay Mr. Gordon the lump sum of $115,000. The Corporation has also agreed to allow Mr. Gordon to retain the use of the vehicle currently provided to him by the Corporation through May 31, 2012. The Corporation will pay the lease payments and costs for such vehicle during that time.  The Corporation will continue to pay the current amount it contributes for the premiums for health insurance coverage for Mr. Gordon and his wife until the earlier of May 2012 or until Mr. Gordon obtains alternative health insurance coverage.

Pursuant to the Separation Agreement, all vested and unvested stock options issued to Mr. Gordon by the Corporation that have not otherwise expired or terminated shall be deemed automatically forfeited, cancelled and terminated.

Pursuant to the Separation Agreement, Mr. Gordon will continue to provide part-time financial and fundraising consulting services to the Corporation on an as needed basis of no more than 15 hours per week for the period from June 1, 2011 through May 31, 2012.  Mr. Gordon’s compensation for performing such consulting services shall be $10,000 per month.

The description of the Separation Agreement and the terms thereof are qualified in their entirety to the full text of the Separation Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(a) and (b) Not applicable.

(c) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, dated May 26, 2011, by and between Peter Gordon and Neogenix Oncology, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NEOGENIX ONCOLOGY, INC.

By:	/s/ Dr. Philip Arlen
Dr. Philip Arlen
Chief Executive Officer

Date:  June 2, 2011

Index to Exhibits

Exhibit
Number	Description
10.1	Separation Agreement, dated May 26, 2011, by and between Peter Gordon and Neogenix Oncology, Inc., a Maryland corporation.